As filed with the Securities and Exchange Commission on July 19, 2021.
Registration No. 333-257525

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Outbrain Inc.
(Exact Name of Registrant as Specified in its Charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	7370 (Primary Standard Industrial Classification Code Number)	20-5391629 (I.R.S. Employer Identification No.)
111 West 19th Street
New York, NY 10011
(646) 859-8594
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Yaron Galai
David Kostman
Co-Chief Executive Officers
Outbrain Inc.
111 West 19th Street
New York, NY 10011
(646) 859-8594
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Phyllis Korff, Esq. Anna Pinedo, Esq. Mayer Brown LLP 1221 Avenue of the Americas New York, NY 10020 Tel: (212) 506-2500 Fax: (212) 262-1910	Veronica Gonzalez, Esq. Outbrain Inc. 111 West 19th Street New York, NY 10011 Tel: (646) 859-8594 Fax (917) 210-2918	David Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, NY 10001-8602 Tel: (212) 735-3000 Fax (212) 735-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the company has elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☒
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Amendment No. 3 (“Amendment No. 3”) to the Registration Statement on Form S-1 (File No. 333-257525) of Outbrain Inc. (the “Registration Statement”) is being filed as an exhibits-only filing. Accordingly, this Amendment No. 3 consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 16.   Exhibits and Financial Statement Schedules.
(a)
Exhibits.

EXHIBIT INDEX
Exhibit No.	Description
1.1	Form of Underwriting Agreement.
3.1**	Tenth Amended and Restated Certificate of Incorporation of the Registrant, as in effect until July 13, 2021.
3.2**	Bylaws of the Registrant, as currently in effect.
3.3**	Eleventh Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.
3.4	Form of Amended and Restated Bylaws to be in effect upon completion of this offering.
3.5	Form of Twelfth Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the completion of this offering.
4.1	Specimen stock certificate
4.2**	Amended and Restated Investors’ Rights Agreement by and among the Registrant and the other parties thereto dated April 1, 2019.
4.3**	Amended and Restated Stockholders’ Agreement by and among the Registrant and the other parties thereto dated December 24, 2020.
4.4**	Warrant to purchase shares of common stock issued to Silicon Valley Bank dated November 20, 2014.
4.5**	Warrant to purchase shares of common stock issued to WestRiver Mezzanine Loans, LLC dated November 20, 2014.
4.6**	Warrant to purchase shares of common stock issued to WestRiver Mezzanine Loans, LLC dated September 29, 2016.
4.7**	Warrant to purchase shares of common stock issued to American Friends of Tmura dated July 25, 2011.
4.8**	Warrant to purchase shares of common stock issued to Ouriel Ohyaon dated January 8, 2007.
5.1	Opinion of Mayer Brown LLP.
10.1	Form of Indemnification Agreement between the Registrant and its directors and officers.
10.2**	Amended and Restated Loan and Security Agreement dated September 15, 2014 by and between Silicon Valley Bank and the Registrant.
10.3†**	2007 Omnibus Securities and Incentive Plan, as amended and restated, foreign addenda, and forms of award agreements
10.4†	2021 Long-Term Incentive Plan, and forms of award agreements
10.5**	Sixth Amendment to Amended and Restated Loan and Security Agreement dated March 27, 2020 by and between Silicon Valley Bank and the Registrant.
10.6**	Fifth Amendment to Amended and Restated Loan and Security Agreement dated November 2, 2018 by and between Silicon Valley Bank and the Registrant.
10.7**	Fourth Amendment to Amended and Restated Loan and Security Agreement dated October 6, 2016 by and between Silicon Valley Bank and the Registrant.
10.8**	Third Amendment to Amended and Restated Loan and Security Agreement dated August 25, 2016 by and between Silicon Valley Bank and the Registrant.

Exhibit No.	Description
10.9**	Second Amendment to Amended and Restated Loan and Security Agreement dated January 27, 2016 by and between Silicon Valley Bank and the Registrant.
10.10**	First Amendment to Amended and Restated Loan and Security Agreement dated November 20, 2014 by and between Silicon Valley Bank and the Registrant.
10.11†	Amended and Restated Employment Agreement, dated July 19, 2021, by and between Elise Garofalo and the Registrant.
10.12†	Employment Agreement, dated July 19, 2021, by and between Yaron Galai and the Registrant.
10.13†	Employment Agreement, dated July 19, 2021, by and between David Kostman and the Registrant.
10.14†	Form of 2021 Employee Stock Purchase Plan
10.15**	English Translation of Unprotected Lease Agreement dated January 17, 2017 by and between Cash and Carry Food Services Ltd. and Outbrain Israel Ltd.
10.16**	Seventh Amendment to Amended and Restated Loan and Security Agreement dated June 21, 2021 by and between Silicon Valley Bank and the Registrant.
10.17**	Senior Subordinated Secured Note Purchase Agreement dated July 1, 2021 by and between the Registrant, Baupost Private Investments A-2, L.L.C., Baupost Private Investments B-2, L.L.C., Baupost Investments C-2, L.L.C., Baupost Private Investments P-2, L.L.C., Baupost Private Investments Y-2, L.L.C., Baupost Private Investments BVI-2, L.L.C., Baupost Private Investments BVII-2, L.L.C., Baupost Private Investments BVIII-2, L.L.C., Baupost Private Investments BVIV-2, L.L.C. and The Bank of New York Mellon.
10.18	Sublease Agreement dated July 14, 2021 by and between Dineinfresh, Inc. d/b/a Plated and the Registrant.
21.1**	List of subsidiaries of the Registrant.
23.1**	Consent of KPMG LLP, independent registered public accountants.
23.2	Consent of Mayer Brown LLP (included in Exhibit 5.1).
24.1**	Power of attorney (included in signature page to Registration Statement).

†
Compensatory plan or agreement.

*
To be filed by amendment.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on this 19th day of July 2021.
OUTBRAIN INC.
By:
/s/ Yaron Galai

Name: Yaron Galai
Title: Co-Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on July 19, 2021 in the capacities indicated:
Signatures	Title
/s/ Yaron Galai Yaron Galai	Co-Founder and Co-Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
/s/ David Kostman David Kostman	Co-Chief Executive Officer and Director
* Ori Lahav	Co-Founder, Chief Technology Officer and General Manager, Israel
/s/ Elise Garofalo Elise Garofalo	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
* Jonathan (Yoni) Cheifetz	Director
* Shlomo Dovrat	Director
* Arne Wolter	Director
* Yoseph (Yossi) Sela	Director
* Dominique Vidal	Director
* Jonathan Klahr	Director
* Ziv Kop	Director
By: /s/ Yaron Galai Yaron Galai Attorney-in-Fact